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                      [PRICEWATERHOUSECOOPERS LETTERHEAD]



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 4 to the registration statement on Form N-4 (the "Registration Statement") of our report dated March 1, 2000, relating to the financial statements of New York Life Insurance and Annuity Corporation which appear in such Statement of Additional Information. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York
December 6, 2000